**EXHIBIT A**

**FORM OF WARRANT**

**THE SECURITIES REPRESENTED HEREBY HAVE BEEN AND SECURITIES ISSUABLE UPON EXERCISE HEREOF WILL BE ACQUIRED FOR INVESTMENT; NEITHER THE SECURITIES REPRESENTED HEREBY NOR SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). WITHOUT SUCH REGISTRATION, NEITHER THE SECURITIES REPRESENTED HEREBY NOR SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT, APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.**

**WARRANT**
**Evidencing warrants to purchase Common Stock of North American Oil & Gas Corp.**

No. 2013-1 96,618 Warrants (subject to adjustment)

**FOR VALUE RECEIVED**, NORTH AMERICAN OIL AND GAS CORP. (the "Company"), CERTIFIES that Oel und Erdgazforshung AG, a German Corp and/or its successors and assigns (the "Holder") is the registered owner of the number of warrants set forth above and evidenced hereby. Each warrant evidenced hereby and evidenced by this Warrant Certificate (a "Warrant") entitles the owner thereof to purchase from the Company at a price of $1.04 the "Exercise Price"), at any time after the date hereof and prior to 5:00 p.m. (Pacific Standard Time) on October 16, 2016 (the "Termination Date"), one fully paid and non-assessable share of Common Stock of the Company, as such stock is constituted on the date of this Warrant Certificate (herein called the "Date of Issue"), subject to adjustment from time to time pursuant to the provisions of paragraph 2 and subject to the conditions set forth in this Warrant Certificate. If this Warrant is not exercised prior to the Termination Date, it shall automatically expire and be null and void. The Common Stock as of the Date of Issue, and any other class of capital stock of the Company issued by the Company in addition thereto or in substitution therefor are referred to herein as the "Common Stock." The shares of Common Stock of the Company that will be issued on exercise of the Warrants are sometimes referred to as the "Warrant Shares."

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1. **Exercise of Warrants.** (a) The Warrants evidenced hereby may be exercised by the Holder in whole or from time to time in part, by the surrender to the Company of this Warrant Certificate, duly executed, at the office of the Company located at 56 E. Main Street, Suite 202, Ventura, California 93001, and upon payment to the Company of the purchase price of the Warrant Shares purchased. Payment shall be made by check or wire transfer. The Company agrees that the Warrant Shares so purchased shall be deemed to be issued to the Holder on the date on which this Warrant Certificate shall have been surrendered and payment made for the Warrant Shares; provided, however, that surrender on any date when the stock transfer books of the Company shall be closed shall instead be effective to constitute the person entitled to receive the Warrant Shares as the record holder thereof for all purposes immediately after the opening of business on the next succeeding day on which the stock transfer books are open. The certificates for the Warrant Shares and a new Warrant Certificate in the form of this Warrant Certificate evidencing the number of Warrants, if any, remaining unexercised shall be delivered to the Holder within 30 days after Warrants evidenced hereby shall have been exercised.

(b) No fractional shares of capital stock of the Company, or script for any such fractional shares, shall be issued upon the exercise of any Warrants. Instead, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the price of Common Stock determined by the Board of Directors in good faith.

2. **Adjustment.** The number and kind of shares of capital stock of the Company which may be purchased by the exercise of one Warrant shall be subject to adjustment as follows:

(a) In case the Company after the Date of Issue shall:

(i) subdivide its outstanding shares of Common Stock into a greater number of shares;

(ii) combine its outstanding shares of Common Stock into a smaller number of shares; or

(iii) issue any shares of capital stock of the Company by reclassification of its shares of Common Stock,

then the Holders shall be entitled to purchase by exercise of one Warrant the number and kind of shares of Common Stock which the Holders would have owned or have been entitled to receive had one Warrant been exercised immediately prior to the effective date. Such adjustment shall be made successively whenever any of the events listed above shall occur and shall become effective retroactively immediately after the effective date.

(b) In case the Company after the Date of Issue shall distribute to all holders of Common Stock evidences of the Company's indebtedness or assets (excluding cash dividends or cash distributions payable out of earnings or earned surplus) or options, warrants or rights or convertible or exchangeable securities containing the right to subscribe or purchase shares of Common Stock, then in each such case the number of shares of Common Stock the Holders shall be entitled to purchase by exercise of one Warrant shall be adjusted to be the product of the

number of shares of Common Stock the Holders shall be entitled to purchase by exercise of one Warrant immediately prior thereto multiplied by a fraction, of which the numerator shall be the current market price per share of Common Stock on the record date for determination of shareholders of the Company entitled to receive such distribution, and of which the denominator shall be such current market price per share of Common Stock, less the fair market value (as reasonably determined by the Board of Directors of the Company, whose determination shall be described in a statement given to the Holders) of the portion of the assets or evidences of indebtedness or options, warrants or rights or convertible or exchangeable securities containing the right to subscribe for or purchase shares so distributed applicable to one share of Common Stock. Such adjustment shall be made successively whenever any such distribution is made and shall become effective retroactively immediately after the record date for the determination of holders of Common Stock entitled to receive such distribution.

(c) No adjustment in the number of shares of Common Stock the Holders shall be entitled to purchase by exercise of one Warrant shall be required unless such adjustment would require an increase or decrease of at least one percent in the number of shares of Common Stock; provided, however, that any adjustments which by reason of this subparagraph (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All computations made pursuant to the provisions of this paragraph 2 shall be made to the nearest cent or to the share, as the case may be.

(d) Whenever the number of shares of Common Stock the Holders shall be entitled to purchase by exercise of one Warrant shall be adjusted pursuant to the provisions hereof, the Company shall deliver within 7 days to the Holders an officers' certificate describing in reasonable detail the adjustment and the method of calculation used. Each such officers' certificate shall be signed by the president of the Company and by the secretary or assistant secretary of the Company.

(e) For the purposes of any computation under this subparagraph 2(e), the current market price per share of Common Stock on any day shall be the applicable closing price on any such date.

(f) If at any time, as a result of an adjustment made pursuant to the provisions of this paragraph 2, the Holders shall be entitled to purchase by exercise of one Warrant any shares of capital stock other than shares of Common Stock, thereafter the provisions of this paragraph 2 with respect to Common Stock shall apply on like terms to any such other shares and the number of such other shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock.

3. **Consolidation, Merger or Sale of Assets**. In case of any consolidation or merger of the Company with another corporation after the Date of Issue, or the sale, lease or transfer of all or substantially all the Company's assets to another corporation after the Date of Issue, then, the Company shall, as a condition for such consolidation, merger, sale, lease or transfer to occur, make lawful and adequate provision so that the Holders shall thereafter, by exercise of one Warrant, have the right to purchase and receive upon the basis and upon the terms and conditions specified herein the shares of stock, securities or other assets as may be issuable or payable with respect to or in exchange for the number of shares of capital stock the Holders shall be entitled

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to purchase by exercise of one Warrant immediately prior to such consolidation, merger, sale, lease or transfer. The provisions of this Warrant Certificate, including, without limitation, the provisions for adjustment, shall thereafter be applicable, as nearly equivalent as practicable, in relation to such shares of stock, securities or other assets thereafter deliverable upon the exercise of the Warrants. This paragraph 3 shall apply to successive consolidations, mergers, sales, leases or transfers.

4. **Notice of Certain Corporate Action**. If at any time prior to the expiration of the Warrants:

(a) the Company shall declare any dividend or distribution on the Common Stock; or

(b) the Company shall authorize the issuance of any options, warrants or rights to all holders of Common Stock entitling them to subscribe for or purchase any shares of any class of stock of the Company or to receive any other rights; or

(c) there shall occur any reclassification of the Common Stock or the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation or a sale or transfer to another corporation of all or substantially all the assets of the Company; or

(d) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company,

then, and in any one or more of such cases, the Company shall give written notice to the Holders, as promptly as practicable, but in any event at least ten days prior to the applicable record date (or determination date) mentioned below, a notice containing a brief description of the proposed action and stating, to the extent such information is available: (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or, if a record is not to be taken, the date as of which the holders of Common Stock to be entitled to such dividend, distribution or right are to be determined; (ii) the date on such sale is to occur; or (iii) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is expected to become effective and the date as of which it is expected that holders of Common Stock shall be entitled to exchange their shares of Common Stock for shares of stock, securities or other assets deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up. The failure to give notice required by this paragraph 4 shall not affect the legality or validity of any transaction described in clauses (a) through (e) above or the vote on any such action.

5. **Reservation of Common Stock**. The Company covenants and agrees that all shares of capital stock of the Company that may be issued upon the exercise of the Warrants will be duly authorized, validly issued and fully paid and nonassessable and free from all taxes, liens and charges. The Company further covenants and agrees that during the period within which the Warrants may be exercised, the Company will at all times reserve such number of shares of its capital stock, free from preemptive rights, as may be sufficient to permit the exercise in full of all of the Warrants.

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6. **Rights of the Holder**. The Holder shall be deemed the owner of this Warrant Certificate and of the Warrants evidenced hereby for all purposes. The Holder shall not be entitled to any rights whatsoever as a shareholder of the Company except as herein provided.

7. **Transfer of Warrants and Loss of Warrant Certificate**. The Holder acknowledges that there are substantial restrictions on the transferability of the Warrants and the Warrant Shares. Because such securities will not be, and the Holder has no right to require that they be, registered under the Securities Act, the Holder agrees not to sell, transfer, assign, pledge, hypothecate or otherwise dispose of any such securities unless such sale is exempt from such registration under the Securities Act and applicable state securities laws. The Holder further acknowledges that the Company is under no obligation to aid it in obtaining any exemption from any registration requirements imposed by applicable law and that such securities may not be sold without the express consent of the Company. The Holder also acknowledges that it shall be responsible for compliance with all conditions on transfer imposed by any securities administrator of any state and for any expenses incurred by the Company for legal or accounting services in connection with reviewing such a proposed transfer and/or issuing opinions in connection therewith.

A legend in substantially the following form has been or will be placed on all Warrant Shares:

> **THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT, APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.**

Stop transfer instructions will be placed with respect to the Warrant Shares so as to restrict the sale, transfer, assignment, pledge, hypothecation or other disposition thereof in order to enforce the provisions of this Section 7.

Any transfer permitted hereunder shall be effected by the surrender of this Warrant Certificate, along with the form of assignment attached hereto, properly completed and executed by the Holder, at the principal executive office of the Company referred to in paragraph 1. Upon a transfer of the Warrants, the Company shall issue in the name or names specified by the Holder and, in the event of a partial transfer, in the name of the Holder, a new Warrant Certificate or new Warrant Certificates, in the form of this Warrant Certificate, evidencing the number of Warrants and the right to purchase the number of Warrant Shares as shall be equal to the number

of Warrants then evidenced hereby and the Warrant Shares then purchasable hereunder.

Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate and such security or indemnity as may be required by the Company to save it harmless, the Company will issue a new Warrant Certificate in the name of the Holder in the form of this Warrant Certificate evidencing the right to purchase the number of Warrant Shares as shall be equal to the Warrant Shares then purchasable hereunder.

The Holder and each taker and holder of a new Warrant Certificate evidencing any Warrants evidenced hereby, by taking or holding the same, consents to and agrees to be bound by the provisions of this paragraph 7 and shall be entitled to the benefits of this paragraph 7.

8. **Notices**. All notices and other communications hereunder to the Holder shall be in writing and shall be deemed to have been duly given if delivered, mailed by certified mail, overnight courier, personal delivery or by telefax (if confirmed by regular first class mail) to the Holder at his address as it appears on the books and records of the Company.

9. **Governing Law**. This Warrant Certificate shall be governed by the laws of the State of California.

**IN WITNESS WHEREOF**, NORTH AMERICAN OIL AND GAS CORP. has caused this Warrant Certificate to be signed by a duly authorized officer.

Dated: Oct 16, 20 13

NORTH AMERICAN OIL AND GAS CORP.

By: Linda Gassaway
Name: Linda Gassaway
Title: Chief Financial Officer

## FORM OF EXERCISE

(To be executed by the registered holder hereof)

The undersigned hereby exercises Warrants defined in and evidenced by the foregoing Warrant Certificate to purchase shares of Common Stock (as defined in the foregoing Warrant Certificate) and herewith makes payment of the purchase price in full. Kindly issue certificates for the shares of Common Stock in accordance with the instructions given below. If said number of Warrants shall not be all the Warrants evidenced by the foregoing Warrant Certificate, the undersigned requests that a new Warrant Certificate in the form of the foregoing Warrant Certificate evidencing the Warrants not so exercised be issued and registered in the name of and delivered to the undersigned.

Dated:

EXHIBIT
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Signature

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Print Name

**Instructions for Registration of Stock**

Name (please print): ____________________

Social Security or Other Identifying Number: ____________________

Address: ____________________
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